EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of MasTec, Inc. and subsidiaries on Form S-3 (No. 333-46067); Form S-3A (No. 333-46067), Form S-4 (Nos. 333-30645, 333-79321, 333-46361), and Form S-8 (Nos.
333-22465, 333-30647, 333-47003, 333-77823) of our report dated March 31, 1999, on our audits of the consolidated financial statements of Sistemas e Instalaciones de Telecomunicacion, S.A. (Sintel) and Subsidiaries as of December 31, 1997 and 1998 and for each of the two years then ended, which appear in this Annual Report on Form 10-K.

/s/ ARTHUR ANDERSEN
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ARTHUR ANDERSEN

Madrid, Spain
February 14, 2000